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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 14, 2005


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


           DELAWARE                      1-12202                  93-1120873
(State or other jurisdiction of        (Commission              (IRS Employer
         incorporation)                File Number)          Identification No.)

               13710 FNB PARKWAY
                OMAHA, NEBRASKA                            68154-5200
   (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (402) 492-7300


                      -------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION AND ITEM 7.01 REGULATION
FD DISCLOSURE.


         Attached as Exhibit 99.1 is a copy of Northern Border Partners, L.P.'s press release, dated July 14, 2005, regarding anticipated second quarter 2005 results and discussing full year 2005 guidance. This disclosure is in conjunction with an analyst meeting hosted by us at our headquarters in Omaha, NE. We previously disclosed on July 12, 2005, details regarding this meeting which will begin at approximately 2:15 p.m. CDT today at which senior management will discuss the business outlook for the major business segments, provide anticipated results for second quarter, and discuss guidance for 2005. The presentation materials and an audio webcast of the meeting will be available on our website at www.northernborderpartners.com. A replay of the webcast will be available on the website following the meeting and will remain available until October 15, 2005.


ITEM 8.01 OTHER EVENTS.

NORTHERN BORDER PIPELINE TRANSPORTATION CAPACITY

             As previously disclosed in Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview" in our Form 10-Q for the quarter ended March 31, 2005 ("First Quarter 10-Q") and our Form 8-K filed May 4, 2005, we disclosed that Northern Border Pipeline had contracts for firm transportation capacity primarily on the Port of Morgan, Montana to Ventura, Iowa portion of the pipeline expiring during 2005.

                  We believe that market fundamentals have caused a tightening in the natural gas price differentials ("basis") between Alberta, Canada and the Midwest U.S. As these fundamentals have changed, they have also contributed to increased volatility in the basis. The primary fundamentals affecting basis and volatility are:

         o        supply from Western Canada transported on other pipelines;

         o Canadian gas supply versus Canadian demand, impacting volumes available for export;

         o the amount of storage capacity in Western Canada and overall strong demand for storage injection;

         o the availability of increased Rocky Mountain supply and a redirection of Permian Basin and Anadarko Basin natural gas to the Midwest markets;

         o demand related to temperatures and hydro generation levels in the western U.S.

         We believe that these fundamentals may cause the Alberta to the Midwest U.S. basis to continue to narrow annually in the spring and fall months. Increased storage withdrawal capacity and storage levels in Western Canada combined with winter demand in the Midwest U.S. may, conversely, cause the winter basis to widen. As a result, the Partnership believes throughput on Northern Border Pipeline may be more seasonal in the future and some discounting may be required at times to maximize revenue.

            For the months of May and June 2005, approximately 292 million cubic feet per day ("mmcfd"), and, 184 mmcfd respectively of firm transportation capacity on Northern Border Pipeline was available for contracting and was not sold. In the months of July and August all of Northern Border Pipeline's firm transportation capacity has been contracted some of which was sold at discounted rates.

         We continue to believe that the greatest impact of unsold capacity occurred during the second quarter as Canadian storage continued to fill. Northern Border Pipeline's capacity for July and August has been sold out at more favorable rates. We expect that during the 2005/2006 heating season, Northern Border Pipeline will be fully contracted at or near maximum rates. We continue to expect that the most likely range of impact on Northern Border Pipeline's revenue from unsold and discounted capacity in 2005 is $15 million to $28 million ($11 million to $20 million net to the Partnership). If demand for Northern Border Pipeline capacity continues at current volume and rate levels, then we believe that the impact on revenues may ultimately be at the lower end of the range.



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UPDATE ON THE IMPACT OF ENRON'S CHAPTER 11 FILING ON OUR BUSINESS

            Please refer to our Form 10-K for the year ended December 31, 2004 ("2004 10-K"), and our Form 10-Q for the quarter ended March 31, 2005 ("First Quarter 10-Q"), "Management's Discussion and Analysis of Financial Condition and Results of Operations-Update On The Impact of Enron's Chapter 11 Filing On Our Business" regarding the bankruptcy claims held by Northern Border Pipeline Company, Crestone Gas Gathering, and Bear Paw Energy, LLC against Enron Corp. and/or Enron North America Corp. ("ENA") (the "Claims"). We reported that settlement agreements had been entered into and approved by the bankruptcy court for certain of the Claims.

            In June 2005, Northern Border Pipeline and Northern Border Partners executed term sheets with a third party to sell the Claims. In second quarter 2005, we made an additional adjustment to our allowance for doubtful accounts in the amount of approximately $1.6 million to reflect the agreements for the sale.

COMMODITY PRICE RISK

         In Item 3. "Quantitative and Qualitative Disclosures About Market Risk--Commodity Price Risk" in our First Quarter 10-Q we reported that we hedged approximately 56% of our commodity price risk for the remainder of 2005 based on our projected volumes. As of June 30, 2005, we have hedged approximately 65% and approximately 22% of our commodity price risk for the remainder of 2005 and 2006 respectively.


FORWARD-LOOKING STATEMENT
The statements above that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although we believe that our expectations regarding future events are based on reasonable assumptions within the bounds of our knowledge of our business, we can give no assurance that our goals will be achieved or that our expectations regarding future developments will be realized. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

INTERSTATE PIPELINE SEGMENT:

o the impact of unsold capacity on Northern Border Pipeline being greater than expected;

o the ability to market pipeline capacity on favorable terms, which is affected by:

         o        future demand for and prices of natural gas;

         o competitive conditions in the overall natural gas and electricity markets;

         o        availability of supplies of Canadian natural gas;

         o availability of additional storage capacity; weather conditions; and

         o competitive developments by Canadian and U.S. natural gas transmission peers;

o        performance of contractual obligations by the shippers;

o political and regulatory developments that impact Federal Energy Regulatory Commission, or FERC, proceedings involving interstate pipelines and the interstate pipelines' success in sustaining their positions in such proceedings;

o the ability to recover costs of property, plant and equipment and regulatory assets in our rates;

GENERAL:

o developments in the December 2, 2001, filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting our settled claims;

o        prices of natural gas and natural gas liquids.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)    Exhibits.

                99.1 Northern Border Partners, L.P. press release dated July 14, 2005.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NORTHERN BORDER PARTNERS, L.P.

Date:  July 14, 2005                          By:    /s/  William R. Cordes
                                                     -------------------------
                                              Name:  William R. Cordes
                                              Title: Chief Executive Officer



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                                  EXHIBIT INDEX


Exhibit 99.1 -- Northern Border Partners, L.P. press release dated July 14,
2005.



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